For period ended 10/31/2003
Registrant Name: American AAdvantage Funds
File Number: 811-4984


EXHIBIT 99.906CERT


William F. Quinn and Rebecca L. Harris, respectively, the President and Treasurer of the American AAdvantage Funds (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended October 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ William F. Quinn                      /s/ Rebecca L. Harris
--------------------                      ---------------------
William F. Quinn                          Rebecca L. Harris
President                                 Treasurer
American AAdvantage Funds                 American AAdvantage Funds

Date: January 6, 2004


A signed original of this written statement required by Section 906 has been provided to American AAdvantage Funds and will be retained by American AAdvantage Funds and furnished to the Securities and Exchange Commission or its staff upon request.